UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014 (May 20, 2014)

FIRST POTOMAC REALTY TRUST

(Exact name of registrant specified in its charter)

Maryland	1-31824	37-1470730
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue, 11th Floor

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Results of 2014 Annual Meeting of Shareholders

On May 20, 2014, the Company held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s corporate headquarters in Bethesda, Maryland. The information below is a summary of the final voting results on three proposals considered and voted upon at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 4, 2014.

Election of Trustees

The following persons, who represent the entire previous board of trustees of the Company, were duly elected as trustees of the Company to serve until the 2015 Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified: Robert H. Arnold, Richard B. Chess, Douglas J. Donatelli, J. Roderick Heller, III, R. Michael McCullough, Alan G. Merten, Thomas E. Robinson and Terry L. Stevens. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Robert H. Arnold	51,588,382	359,529	3,888,709

Richard B. Chess	51,590,200	357,711	3,888,709

Douglas J. Donatelli	49,441,280	2,506,631	3,888,709

J. Roderick Heller, III	51,517,224	430,687	3,888,709

R. Michael McCullough	51,476,921	470,990	3,888,709

Alan G. Merten	51,510,272	437,639	3,888,709

Thomas E. Robinson	51,629,978	317,933	3,888,709

Terry L. Stevens	51,633,477	314,434	3,888,709

Ratification of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,776,934	3,044,772	14,914	0

Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,307,540	3,585,415	54,956	3,888,709

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

Date: May 22, 2014	/s/ ANDREW P. BLOCHER
Andrew P. Blocher
Executive Vice President and Chief Financial Officer